UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

July 16, 2003

Date of Report (Date of earliest event reported)

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its chapter)

Delaware	1-13300	54-1719854

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1680 Capital One Drive,
McLean, Virginia	22102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

     The Company hereby furnishes the information in Exhibit 99.1 hereto, Monthly Financial Measures — June 2003, for the month ended June 30, 2003. The Company is also providing monthly historical information that includes reclassifications related to the Financial Accounting Standards Board Staff Position, “Accrued Interest Receivable” that was issued on April 14, 2003.

     Note: Information in this report (including the exhibit) furnished pursuant to Item 9 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: July 16, 2003	By:
/s/ David R. Lawson
David R. Lawson
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

99.1	Monthly Financial Measures